Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in On Assignment, Inc.’s Registration Statements Nos. 333-57078, 333-38849, 333-61998 and 333-106203 on Form S-8 and 333-88034 and 333-134479 on Form S-3 of our report dated March 21, 2007 related to the financial statements of VSS Holding, Inc. as of and for the year ended December 31, 2006 appearing in this Current Report on Form 8-K/A of On Assignment, Inc.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
March 21, 2007